June 21, 2021

Christine Pellizzari
14459 Marsala Way
Naples, FL 34109

Dear Christine:

This letter, upon signature by the parties, will constitute our agreement (“Agreement”) effective July 8, 2021 (the “Effective Date”) concerning the services of Christine Pellizzari (“Consultant”) as a consultant to Insmed Incorporated (“Company”).

1.Services. Consultant will provide consulting services to Company, as may be requested and subject to her availability to perform such services. Consultant certifies that Services are within Consultant’s area of knowledge, training, and experience, and shall be performed in a professional and timely manner. Consultant agrees that Company may provide specific direction for performing Services through its CEO and/or General Counsel. All Services performed under this Agreement shall be performed by Christine Pellizzari, who shall be bound by the terms of this Agreement. Consultant may not subcontract its obligations under this Agreement. Consultant may work remotely, except where the Services require activities at the Company’s office in Bridgewater, NJ or travel to an alternative site. Consultant agrees to be available for up to ten (10) hours a week or forty (40) hours per month to perform Services.

2.Term. The term of this Agreement shall commence on the Effective Date and expire on January 15, 2022, and may be renewed on a month to month basis with one month’s notice by the mutual written consent of the parties.

3.Fees.

a.Consultant shall be paid will be $16,000 per month paid monthly in arrears for Services performed by Consultant. Company shall also reimburse Consultant at cost for reasonable out-of-pocket expenses incurred by Consultant at the Company’s request, upon presentation of appropriate itemized documentation (including reasonable supporting documentation, such as receipts, verifying such expenses) and in accordance with the Company’s travel policy. Consultant shall be responsible for and will pay all taxes related to the receipt of payments hereunder and shall give reasonable proof of supporting documentation, if reasonably requested, to verify the payment of such taxes. Company shall pay Consultant within thirty (30) days of Company’s receipt of Consultant’s invoice. Company has the right to withhold payment for any disputed sums. The parties will attempt to resolve disagreements regarding disputed sums in good faith and as soon as is practicable. Consultant will not be entitled to issue invoices to Company for Services performed more than twelve (12) months previously. Invoices shall be submitted to Billing@Insmed.com.
b.Company and Consultant acknowledge and agree that this compensation represents the fair market value for the Services, and nothing in this Agreement, including the consideration set forth in this Section 3, incorporates or is intended to constitute, the solicitation, receipt or payment of any remuneration in return for referring an individual to Company for the furnishing, or arranging for the furnishing, of any item or service for which payment may be made in whole or in part under a federal health care program, or in return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a federal health care program. The compensation under this Section 3 is in full and complete payment for the Services and assignment of Inventions under this Agreement. No royalties are payable under this Agreement.
c.For the avoidance of doubt, there will be no break in Consultant’s service relationship with the Company for purposes of continued vesting in outstanding stock options and restricted stock units and Consultant will continue to vest in such equity awards during the term of this Agreement, subject to the terms of the applicable equity plans and Consultant’s award agreements for such equity awards, each as amended.

4.Performance Obligations. Consultant will use commercially reasonable efforts to meet all obligations and deadlines described therein. Consultant shall perform all Services hereunder pursuant to and consistent with the terms of this Agreement, all written directions and instructions from Company, generally accepted professional standards of care and all applicable federal, state and local laws, rules, regulations, guidelines and other governmental requirements and all applicable industry and professional standards including but not limited to, the Federal Food, Drug, and Cosmetic Act, as amended and current Good Clinical Practices as applicable. Consultant shall timely obtain all permits required to perform the Services; and that represents and warrants that all deliverables under this Agreement will be of original development and will not infringe upon or violate any third party’s rights, including any copyrights, trade secrets, trademarks or other intellectual property rights, rights of privacy or publicity of any person or entity. Consultant shall provide to Company any information reasonably requested by Company, and shall consult with Company before providing any information to any governmental authority in connection with the Services.

5.Independent Contractor. Consultant (including any person hired or employed by Consultant) is an independent contractor and not an employee of Company, whether by virtue of any term of this Agreement or by the performance of any Services hereunder. In the event that Consultant (or any of its principals, employees or agents) is ever classified as an employee of Company with respect to this Agreement, Consultant (including any person hired or employed by Consultant) will not be entitled, and hereby waives any right, to participate in any employee benefits made available by or through Company, including without limitation, health, dental, disability and life insurance coverage, pension or retirement benefits, paid vacation, and sick leave. Consultant shall be solely responsible for operating its own business and will comply with all laws applicable thereto, including, without limitation, the provision of any necessary workers’ compensation insurance. Consultant (including its principals, employees or agents) shall have no authority to obligate Company or any of its affiliates in any manner whatsoever and shall not represent that Consultant has such authority. Unless otherwise agreed in writing, Consultant will be responsible for all travel expenses incurred in connection with this Agreement.

6.Confidentiality. Consultant acknowledges that in the course of the Services rendered, Consultant and its principals and employees will be given and have access to or may develop Confidential Information (as defined below). In view of Consultant’s access to Confidential Information, if Consultant competes with Company either during or for a period of time following the conclusion of Consultant’s Services, Company will likely suffer significant harm. In return for the consideration that Consultant will receive from Company under this Agreement and to induce Company to enter into this Agreement, and in light of the potential harm that Consultant could cause Company in view of Consultant’s access to Confidential Information, Consultant agrees, to each of provisions of Section 7 and 8.

a.Confidential Information. “Confidential Information” is defined as confidential or proprietary data and information (whether in written, digital or other graphic form, electronically stored, or orally transmitted or memorized) relating to the business of Company, or to their customers, clients or investors, or entrusted to Company by a third party, that is or has been disclosed to Consultant, or of which Consultant became aware in anticipation of or as a consequence of Consultant’s engagement with Company, and that has value to Company and is not generally known to the competitors of Company, including, without limitation, data, results, analyses, formulae, properties, syntheses, methods, procedures, techniques, policies, plans, strategies, operations and activities relating to Company’s business, including without limit Company’s research, development, preclinical studies, clinical studies, regulatory programs, protocols, compounds, products, suppliers, customers, potential customers, marketing, manufacturing and finances.

i.Consultant recognizes and acknowledges that Confidential Information is valuable, special, and unique to Company’s business, that access to and knowledge thereof are essential to the performance of the Services, and that it is in the legitimate business interest of Company to restrict Consultant’s disclosure or use of Confidential Information for any purpose other than in connection with the performance of the Services, and to prevent any potential misappropriation of such Confidential Information.

ii.Consultant shall keep confidential and shall not disclose, communicate or divulge Confidential Information to any third party, other than as requested by Company to perform Services. Consultant shall use Confidential Information solely for performing Services and shall not use Confidential Information for any purpose other than performing Services. Consultant shall store and maintain in a secure place all Confidential Information that is within Consultant’s possession or control.

iii.Confidential Information shall not include any information that: (A) is or becomes generally available to the public other than through a breach of this Agreement, (B) was lawfully and without restriction in Consultant’s possession prior to receipt from Company, as evidenced by contemporaneous written records, (C) is disclosed to Consultant without restriction by an unrelated third party who is entitled to disclose it without breaching a confidentiality obligation to Company, as evidenced by contemporaneous written records.

iv.Consultant shall be permitted to disclose Confidential Information to the extent required by applicable laws or regulations, or by a court or administrative order. Consultant shall provide prior written notice, to the extent practical and permitted by law, and in any event, prompt written notice, to Company of such requirement of disclosure. Consultant shall take all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.
v.Upon the expiration or termination of this Agreement, or upon the earlier request of Company, Consultant shall cease using Confidential Information and return to Company or destroy, at Company’s discretion, all originals, reproductions, and summaries of documents, materials, and other tangible manifestations of Confidential Information in its possession or control.

vi.Regardless of the period of time Services are provided to Company, Consultant agrees to be bound by this obligation until such time as, and to the extent that, such information is published or is publicly known.

b.Third Party Confidential Information. In connection with the Consultant’s performance of the Services, Company may need to disclose the Confidential Information of one or more third parties (collectively, “Third Party Confidential Information”) that is subject to confidentiality terms Company has negotiated with third parties (“Third Party Terms”), which may be different from the terms in this Agreement. Consultant hereby agrees to be bound by the Third Party Terms with respect to the Third Party Confidential Information. Consultant agrees that subject to the Third Party Terms, Third Party Confidential Information shall not be disclosed and shall only be used for the purpose of performing the Services.

7.Intellectual Property and Inventions. Consultant will promptly disclose to Company, or its designee, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, (“Inventions”) related to or owing out of Consultant’s performance of Services; tasks which have been or may be assigned to Consultant by Company; Consultant’s use of the Company’s premises; the actual or anticipated business of Company; or information or knowledge gained by Consultant through any engagement with Company, including Confidential Information (collectively referred to as “Company Inventions”). Notwithstanding the previous sentence, Consultant will not disclose any Company Inventions that Consultant possesses under an obligation of secrecy to a third party. All Company Inventions shall be the sole property of Company. For value received, Consultant agrees to assign and hereby assigns to Company all right, title and interest in and to such Company Inventions. At Company’s expense, Consultant will assist Company in every reasonable manner to obtain and, from time to time, to enforce patents on said Company Inventions in any and all countries and will execute all documents necessary or useful for such purpose, including without limits assignments of such to Company or its designee. Consultant hereby designates and appoints the Company with its duly authorized officers and agents, as Consultant’s agents and attorneys-in-fact to act for Consultant and in Consultant’s behalf to execute and file documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents on such Company Inventions with the same legal force and effect as if executed by Consultant.

(b) Company and Consultant hereby agree that all work created pursuant to this Agreement shall be considered as “Work made for hire” as that term is defined in the copyright laws of the United States (“Work”). Company shall have all rights, title, and interest in and to the Work to the extent of the rights required, including the sole and exclusive right to secure and own the copyrights and renewals throughout the world. Consultant’s signature on this Agreement will constitute an assignment of copyrights in the Work and Consultant’s agreement to cooperate with Company and execute any and all other documents appropriate to evidence sole proprietary rights and copyrights in the Work to Company.

(c) Consultant agrees to transfer, assign, and hereby does assign and make available to Company all text and other materials, regardless of its stage of development, that Consultant has created or prepared on behalf of Company, and all other property in Consultant’s possession and control that is the property of Company. In the event of early termination, Consultant will complete this transfer and assignment during the 30-day notice period.

(d) All documents, records, apparatus, equipment and other physical property furnished to Consultant by the Company or produced in connection with the Services shall remain the sole property of Company. Consultant agrees to return and deliver to Company, or destroy at Company’s discretion, all such property upon Company’s written request, and Consultant will not retain any copies or reproductions of such property.

8.Injunctive Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 6 and 7 of this Agreement. Accordingly, Consultant agrees that if Consultant were to breach any of the covenants, Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

9.No Conflicts. Consultant represents that execution of this Agreement and performance of the Services hereunder by Consultant does not and will not breach any other agreement, arrangement, understanding, institutional policy, or obligation, either written or oral, of confidentiality or work relationship to which Consultant is a party or by which Consultant is bound and that during the term of this Agreement or any extensions thereof, Consultant will not enter into or become bound by any such agreement, arrangement, understanding, institutional policy or obligation, either written or oral, in conflict herewith.

10.Additional Representations and Warranties.

a.Consultant represents, warrants and covenants that the Services will be provided in compliance with all applicable laws and regulations, including but not limited to: laws and regulations pertaining to the promotion of products regulated by the FDA (21 U.S.C. §§ 201, et seq. and its implementing regulations); laws, regulations and guidance pertaining to state and federal anti-kickback statutes (42 U.S.C. §§ 1320a-7b(b), et seq. and their implementing regulations) and submission of false claims to governmental or private health care payors (31 U.S.C. §§ 3729, et seq. and its implementing regulations); state and federal laws and regulations relating to the protection of individual and patient privacy (e.g., HIPAA); the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA); Company policies, business code of ethics and any other laws and regulations applicable to the provision of the Services.

b.Consultant represents, warrants and covenants that Consultant is: (a) not excluded from a Federal health care program as outlined in Sections 1128 and 1156 of the Social Security Act (see the Office of Inspector General of the Department of Health and Human Services List of Excluded Individuals/Entities at http://exclusions.oig.hhs.gov); (b) not debarred by the FDA under 21 U.S.C. 335a (see the FDA Office of Regulatory Affairs Debarment List at www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/); (c) not otherwise excluded from contracting with the federal government (see the Excluded Parties Listing System at www.sam.gov/); (d) to its knowledge is not under investigation or otherwise aware of any circumstances which may result in its being debarred or excluded from participation in any federal or state healthcare program; and (e) if required based on the services to be provided, duly licensed and in good standing in accordance with applicable state laws. In the event that Consultant fails at any time to satisfy one or more of the requirements set forth in this section, Company may immediately terminate this Agreement.

c.The parties acknowledge that the federal government (FDA) and certain states require pharmaceutical and/or device companies to disclose information on compensation, gifts or other remuneration provided to physicians and other health care professionals. If applicable, Company may report information about remuneration provided under this Agreement, as required by law. Once reported, such information may be publicly accessible.

d.Consultant agrees that the Company and its designated representatives shall have the right, upon reasonable notice, to audit all of Consultant’s applicable records related to the Services for the purpose of determining compliance with the compliance obligations set forth in this Agreement and the terms of this Agreement. This right to audit shall extend throughout the term of this Agreement and for the later of a period of three years after termination of the Agreement or resolution of any disputes between Company and Consultant hereunder.

e.Consultant shall not publicly disclose or announce the existence of this Agreement, or the terms and conditions thereof, nor shall it advertise or release any publicity regarding this Agreement without the prior written consent of Company.

f.Consultant shall comply with all applicable securities laws and is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person.

11.Indemnification. Consultant, at its expense, shall defend, indemnify and hold harmless Company and its directors, officers, employees and agents (“Indemnitees”) against any claim charge, demand, proceeding, suit, liability, cost, expense, order, decree, reasonable attorney’s fees, court costs, trials, or appeal and judgment including damages of any kind resulting from or arising out of or in connection with any actual or claimed third party claim: (a) alleging that use by Company of the deliverables in accordance with this Agreement infringes any patent, copyright or trademark, or misappropriates any trade secret, confidential information, or other proprietary or intellectual property rights, and shall pay all settlements entered into and damages awarded against the Indemnitees to the extent based on such claims; (b) for any act or omission of Consultant in the performance of the Services; and (c) from the breach of any term or condition of this Agreement attributable to Consultant or his agents, except, in the case of (a), (b) and (c), to the extent directly arising from guidance or instructions provided to Consultant by Company; and provided that: (i) Company provides Consultant with prompt written notice of any claim; (ii) Company permits Consultant to assume and solely control the defense of any action, (iii) Company may participate in such defense at its option and expense; and (iv) Company does not enter into any settlement or compromise of any claim without Consultant’s prior written consent. Consultant must not settle any such suit or claim without Company’s prior written approval unless such settlement: (A) includes a complete release of all Indemnitees; (B) does not require any Indemnitee to pay any amount or deliver any other consideration; and (C) places no restriction on the future conduct of any Indemnitee.

12.Limitation of Liability. UNDER NO CIRCUMSTANCES WILL COMPANY BE LIABLE TO CONSULTANT WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR: (A) ANY INCIDENTAL, PUNITIVE, INDIRECT, SPECIAL, EXEMPLARY, EXTRAORDINARY, RELIANCE, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS; OR (B) ANY OTHER DAMAGES THAT IN THE AGGREGATE EXCEED ALL AMOUNTS PAID OR PAYABLE BY COMPANY TO CONSULTANT HEREUNDER. THE FOREGOING LIMITATION OF LIABILITY WILL APPLY TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW REGARDLESS OF WHETHER COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ANY REMEDY OF ITS ESSENTIAL PURPOSE.

13.Survival. Rights and obligations which by their nature should survive expiration or termination of this Agreement will remain in full force and effect. Without limiting the foregoing, Sections 6, 7, 8, 11 and 12 will survive.

14.Notices. Notices will be deemed given and effective; (a) if personally delivered, upon delivery; (b) if sent by an overnight service with tracking capabilities, upon receipt; (c) if sent by fax or electronic mail, at such time as the party which sent the notice receives confirmation of receipt by the applicable method of transmittal; or (d) if sent by certified or registered mail, within five days of deposit in the mail and such notice shall be addressed to the party at the address stated on the first page of this Agreement, or at such other place or places as either party may designate in a written notice to the other.

15.Assignment. Because of the personal nature of the Services to be rendered by Consultant under this Agreement, Consultant may not assign this Agreement without the prior written consent of Company. Company may assign this Agreement to any one of its affiliates, or to any entity with which it merges or consolidates or to any transferee of all or part of Company’s assets (including by operation of law), without Consultant’s prior written consent.

16.Amendment. This Agreement may be amended only by a written instrument signed by Consultant and Company.

17.Severability and Waiver. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The failure of either party to enforce any term of this Agreement shall not constitute a waiver of such term, and shall not affect the right to require compliance with such term in the future. Any waiver of any term of this Agreement must be in writing and signed by the party against whom such waiver is asserted.

18.Governing Law and Venue. The enforceability and interpretation of this Agreement shall be governed by the laws of the State of New Jersey, without regard to principles of choice of law. The Parties hereby expressly consent to the jurisdiction and venue of the federal and New Jersey state courts for any lawsuits arising from this Agreement.

19.EIN. Consultant will supply the correct Social Security Number/Employer Identification Number (EIN) to Company, and Company will use that Number in filing certain documents and instruments required by law in connection with this Agreement including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form). Company shall not be obligated to deduct or withhold from any payment to Consultant any sum for income tax, unemployment insurance, social security, workers’ compensation, disability insurance, or any other payroll or related tax (“Employment Taxes”). Consultant shall be responsible for the payment of all Employment Taxes, fines, penalties and assessments relating to any payments made hereunder or to Consultant’s business activities.

20.Entire Agreement. This Agreement constitutes the sole and entire agreement, and supersedes all previous and contemporaneous communications, agreements and understandings, between Company and Consultant, its principals and employees, pertaining to the subject matter hereof.

[Signature Page Follows]

Please indicate your acceptance of and agreement to this Agreement with the foregoing terms by signing the enclosed duplicate original of this letter in the space provided and returning it to the Company.

INSMED INCORPORATED

By: /s/William H. Lewis
Name: William H. Lewis
Title: President & CEO

ACCEPTED AND AGREED TO:

Christine Pellizzari

By: /s/Christine Pellizzari